Conflict Minerals Report

This Conflict Minerals Report for Lattice Semiconductor Corporation is prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period that ended December 31, 2015.

Lattice Semiconductor Corporation (collectively with its subsidiaries “Lattice,” “we,” or “our”) designs, develops and markets programmable logic and connectivity solutions. Lattice has adopted a Conflict Minerals Sourcing Policy that expresses our desire to have our products free from conflict minerals that are sourced from the Democratic Republic of the Congo and its adjoining countries (“Covered Countries”) and finance or benefit armed groups (“DRC Conflict Free”). Conflict minerals are tantalum, tungsten, tin and gold, and their derivatives.

Products and Initiatives

Based on our internal assessment, our semiconductor devices, evaluation boards, and development hardware that we contract to manufacture contain conflict minerals that are necessary to their functionality (the “3TG Products”). In order to achieve a Conflict Free supply chain and to comply with reporting requirements, we established processes designed to determine the source and chain of custody of conflict minerals in the 3TG Products.

Consistent with the OECD Framework, we established a risk management process that includes a formal Corporate Social Responsibility (“CSR”) initiative. As part of our CSR initiative, we structured our internal processes to support supply chain due diligence by participating in industry-driven programs, including our support and adoption of the Electronic Industry Citizenship Coalition (“EICC”) Code of Conduct. Additionally, we strengthened our engagement with suppliers and adopted our Conflict Minerals Sourcing Policy, which is available on the Corporate Social Responsibility page of our website at http://www.latticesemi.com/About/ CorporateSocialResponsibility.aspx.

Diligence on Source and Chain of Custody

We conducted good faith reasonable country of origin inquiries and due diligence to determine whether any conflict minerals in 3TG Products originated in the Covered Countries. Because we are at least several levels removed from the mining, refining and smelting of conflict minerals, we rely upon certifications from our supply chain concerning the use and source of conflict minerals in our 3TG Products. Our diligence measures can only provide a reasonable assurance regarding the source and chain of custody of conflict minerals in our supply chain.

In order to identify and assess risks in our supply chain, we followed industry standards by requesting all suppliers to identify the processing facilities and other data related to conflict minerals in the 3TG Products using the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Conflict Minerals Reporting Template (the “CMRT”). If a supplier did not respond or provided an insufficient response, we engaged in further discussions with that supplier until we received the requested information. Our policy is to disengage with any supplier from whom we did not receive a sufficient response after multiple inquiries. In 2015, over 99% of our product related revenues originated from semiconductor devices, and 100% of our suppliers of semiconductor devices provided sufficient responses to our request. Of the remaining fraction, three suppliers of our evaluation boards and development hardware provided incomplete responses to our request. We are working with these suppliers to ensure we receive an adequate response for future reporting periods.

In order to determine the source and chain of custody of any conflict minerals in our supply chain, we compiled and analyzed the CMRT results, attempted to confirm reported results where appropriate, identified possible risks in our supply chain, and identified smelters and refiners certified by the internationally-recognized Conflict Free Sourcing Initiative (CFSI) Conflict-Free Smelter Program (“CFSP”). The CFSP identifies smelters as either Active, Compliant, or Eligible.

•	Active smelters have committed to undergo a CFSI third party validation audit and are progressing toward a Conflict Free designation.

•	Compliant smelters have been certified Conflict Free.

•	Eligible smelters are smelters that have been identified by CFSP but have not yet committed to undergo a validation audit.

These CFSP designations are an integral part of our risk management process because they provide us with independent third-party audits verifying processing facilities that source Conflict Free. The results of our supply chain due diligence are reported regularly to Lattice management.

Lattice Semiconductor Corporation | Conflict Minerals Report

Due Diligence Results

As a result of our due diligence, we identified 123 smelters and refiners as potential sources of conflict minerals in our supply chain. Of those smelters identified, 120 are CFSP Compliant and certified to be Conflict Free as of May 20, 2016. Of the three remaining smelters, two tin smelters are Active as defined by CFSP. One gold smelter is progressing toward a CFSP Compliant certification; this smelter provides materials for a single Lattice product.

Appendix I lists the country of origin and the facilities believed to process the conflict minerals contained in Lattice’s 3TG Products. Detailed smelter and refiner information is contained within our CMRT, which is available on our website at http://www.latticesemi.com/en/About/Corporate Social Responsibility.aspx.

Future Diligence Efforts

For the reporting period ending December 31, 2016, we continue to engage in the due diligence activities described in this report for all 3TG Products. We intend to further engage with our supply chain to ensure the upstream smelters and refiners that are not yet certified are progressing toward CFSP validation as Compliant and Conflict Free smelters.

This Conflict Minerals Report has not been subject to an independent private sector audit as allowed under a temporary exception in Rule 13p-1.

Lattice Semiconductor Corporation | Conflict Minerals Report

Appendix I

Mineral	Smelter	Location of Facility
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-Und Silberscheideanstalt A.G.	Germany
Gold	Anglogold Ashanti Córrego Do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.P.A.	Italy
Gold	Chugai Mining	Japan
Gold	Dowa Metals & Mining Co. Ltd	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Heimerle + Meule Gmbh	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals Gmbh & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Asahi Refining USA Inc.	United States
Gold	Asahi Refining Canada Limited	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining And Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	PAMP SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery Of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint Trading As The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan

Lattice Semiconductor Corporation | Conflict Minerals Report

Mineral	Smelter	Location of Facility
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China
Gold	Republic Metals Corporation	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Gmbh Goslar	Germany
Tantalum	H.C. Starck Gmbh Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf Gmbh	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting Gmbh & Co.KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Taki Chemicals	Japan
Tin	Alpha	United States
Tin	Cooperativa Metalurgica De Rondônia Ltda.	Brazil
Tin	PT Justindo	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Billitin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan

Lattice Semiconductor Corporation | Conflict Minerals Report

Mineral	Smelter	Location of Facility
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia E Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tin	Magnu's Minerais Metais E Ligas Ltda.	Brazil
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Melt Metais E Ligas S/A	Brazil
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Inti Stania Prima	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Metallo-Chimique N.V.	Belgium
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Kennametal Huntsville	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau Und Hütten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	H.C. Starck Gmbh	Germany
The conflict minerals contained in our 3TG Products, to the extent known, are believed to have been sourced from recycled materials or the following countries: Australia, Bolivia, Brazil, Burundi, Canada, China, DRC, Ethiopia, Germany, Hong Kong, India, Indonesia, Japan, Mozambique, Namibia, Nigeria, Russia, Rwanda, Sierra Leone, South Africa, Switzerland, Thailand, United States, and Zimbabwe.

Lattice Semiconductor Corporation | Conflict Minerals Report